Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Moolec Science SA of our report dated October 30, 2024 relating to the consolidated financial statements, which appears in Moolec Science SA's Annual Report on Form 20-F for the year ended June 30, 2024.

/s/ Price Waterhouse & Co S.R.L.
/s/ Sebastian Azagra

Sebastian Azagra

Partner

Rosario, Argentina

June 16, 2025